UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2019

UNITED AIRLINES HOLDINGS, INC.

UNITED AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
Delaware	001-10323	74-2099724
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

233 S. Wacker Drive, Chicago, IL	60606
233 S. Wacker Drive, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(872) 825-4000

(872) 825-4000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol	Name of each exchange on which registered
United Airlines Holdings, Inc.	Common Stock, $0.01 par value	UAL	The Nasdaq Stock Market LLC
United Airlines, Inc.	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.        Other Events.

On December 9, 2019, United Airlines, Inc. (“United”) completed its funding of term loans to Avianca Holdings S.A. (“AVH”) in the aggregate amount of $150,000,000, pursuant to that certain Senior Secured Convertible Term Loan Agreement, dated as of November 18, 2019 and amended on December 5, 2019 (the “Loan Agreement”). The other lender in the facility, Kingsland International Group, S.A. (“Kingsland”), also funded term loans to AVH in the aggregate amount of $100,000,000 pursuant to the Loan Agreement, for total proceeds of term loans funded by both lenders to AVH (the “Loans”) of $250,000,000.

The Loans bear interest at 3% per annum, such interest to be paid-in-kind (and not in cash).

The Loans mature on the fourth anniversary of the funding date and are secured by a pledge of capital stock in the major subsidiaries of AVH and, until released, certain Colombian Peso-denominated credit card receivables owing to Aerovias del Continente Americano S.A. - Avianca, a subsidiary of AVH and guarantor under the loan Agreement.

The Loan Agreement contains various representations and warranties, covenants and events of default applicable to AVH and its subsidiaries.

Each of United and Kingsland may, at its election, convert its Loan into common shares, preferred shares or American Depositary Shares (representing preferred shares) (“ADS”) in AVH. The conversion price for voluntary or mandatory conversion of the Loans is $4.6217 per ADS (or per eight preferred shares or common shares), representing a 35% premium to the 90-day volume-weighted average price, through October 3, 2019, of $3.4235. Following the occurrence of an AVH “change of control” (as such term is defined in the loan agreement), the conversion price will be reduced to $4.1595. The conversion price and interest rate are subject to further adjustment upon occurrence of certain events. Additionally, the Loan Agreement includes certain preemptive rights for the lenders.

Additionally, AVH may, on or after the day occurring 360 days after the funding date of the Loans, require that United and Kingsland convert the Loans into AVH shares (into the type elected by United and Kingsland, respectively) if the following conditions are satisfied: (a) (i) AVH’s ADSs are trading at or above $7.00 on a volume-weighted average price basis for 112 of 150 consecutive trading days (if such conversion occurs on or prior to the first anniversary of the funding of the Loans) or (ii) AVH’s ADSs are trading at or above $7.00 on a volume-weighted average price basis for 90 out of 120 consecutive trading days (if such Conversion occurs after the first anniversary of the funding of the Loans); (b) AVH’s consolidated average total cash balance is equal to or greater than $700,000,000 over the immediately preceding six-month period; (c) no defaults exist under the Loan Agreement and related documents; and (d) there is no material litigation.

AVH has obtained commitments for additional financing which, if funded, would also be secured by some or all of the collateral described above securing the Loans.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED AIRLINES HOLDINGS, INC.
UNITED AIRLINES, INC.

	By:	/s/ Gerald Laderman
	Name:	Gerald Laderman
	Title:	Executive Vice President and Chief Financial Officer

Date: December 9, 2019